UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2016

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9380 Judicial Drive

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 210-3700

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2016, Sorrento Therapeutics, Inc. (“Sorrento”), TNK Therapeutics, Inc., a subsidiary of Sorrento (“TNK”), and Virttu Biologics Limited (“Virttu”) entered into a binding term sheet (the “Binding Term Sheet”) setting forth the terms and conditions by which TNK will purchase all of the issued and outstanding equity of Virttu (the “Acquisition”). Subject to certain conditions, at the closing of the Acquisition (the “Closing”), Sorrento will issue to the equityholders of Virttu an aggregate of $5.0 million of shares of the common stock of Sorrento (the “Closing Shares”). The number of Closing Shares issuable shall be determined based on the closing price of Sorrento common stock on the date of the Closing. Further, upon the occurrence of the closing of the next third party equity financing of TNK in which TNK receives at least $50.0 million in proceeds (a “Financing”), TNK will issue to the equityholders of Virttu an aggregate of $20.0 million of shares of the same class and series of capital stock of TNK as is issued in such Financing, based upon the valuation of TNK achieved in such Financing (the “TNK Financing Shares”). If a Financing has not occurred within twelve months of the Closing (the “Financing Due Date”), the equityholders of Virttu will be issued an aggregate of $20.0 million of shares of the common stock of Sorrento in lieu of the TNK Financing Shares (the “Sorrento Financing Shares”). The number of Sorrento Financing Shares issuable shall be determined based on the closing price of Sorrento common stock on the Financing Due Date. In the event that the TNK Financing Shares are issued, 20% of the TNK Financing Shares will be placed into escrow until the Financing Due Date to secure the indemnification obligations of Virttu and its equityholders for breaches of their representations, warranties or covenants under the definitive agreements governing the Acquisition. The Closing Shares and the TNK Financing Shares or the Sorrento Financing Shares will be issued to the Virttu equityholders on a pro rata basis based on each such equityholder’s equity interest in Virttu as of the Closing.

The final terms of the Acquisition are subject to the negotiation and finalization of the definitive agreements relating to the Acquisition and the material terms of the Acquisition may differ from those set forth in the Binding Term Sheet. In addition, the Closing will be subject to various customary and other closing conditions.

The foregoing summary of the Binding Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Binding Term Sheet that will be filed with the Securities and Exchange Commission as an exhibit to Sorrento’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016.

Item 8.01. Other Events.

On November 16, 2016, Sorrento issued the press release attached hereto as Exhibit 99.1 announcing the entry into the Binding Term Sheet.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated November 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: November 16, 2016	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated November 16, 2016.